EXHIBIT 5.1

                             OPINION OF LAW OFFICES
                              OF DAVIS & ASSOCIATES



November 1, 1996




Advanced Financial, Inc.
5425 Martindale
Shawnee, Kansas 66218

Re:      Advanced Financial, Inc.
         Registration Statement on Form S-8

Gentlemen:

We are acting as special counsel for Advanced Financial, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of 500,000 shares of the Company's common shares (the "Shares"), pursuant to two consulting services agreements (the "Contracts"). A Registration Statement on Form S-8 covering the Shares (the "Registration Statement") is being filed under the Act with the Securities and Exchange Commission.

In rendering the opinions expressed herein, we have reviewed such matters of law and of fact as we have deemed necessary, have examined copies of such agreements, instruments, documents and records as we have deemed relevant, and have obtained such written representations from representatives of both the Company and the recipients of these shares, as we have deemed appropriate.

In rendering the opinions expressed herein, we have assumed the genuineness and authenticity of all documents examined by us and of all signatures thereon; the legal capacity of all natural persons executing such documents; the conformity of original documents to all documents submitted to us as certified or conformed copies or photocopies; and the completeness and accuracy of the certificates of and representation letters examined by us. We have made no independent factual investigation with regard to any such matters.

It is our opinion that the Shares, when issued and sold in accordance with the terms of the Contracts, will be legally issued, fully paid and nonassessable.


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Advanced Financial, Inc.
Page 2
November 1, 1996


We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm therein.

Respectfully submitted,

Law Offices of Davis & Associates



By /S/  DONALD G. DAVIS
  -------------------------------
   Donald G. Davis


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